Exhibit 99

              ANNUAL MEETING OF THE SHAREHOLDERS OF

                    CCB FINANCIAL CORPORATION

                          APRIL 5, 1994

                Report of Inspectors of Election
                  on Quorum and Voting Results


The undersigned have been duly appointed Inspectors of Election at the Annual Meeting of the Shareholders of CCB Financial
Corporation, held this 5th day of April, 1994, do hereby report as follows:

Report on Quorum

Pursuant to such appointment, we executed our Oaths of Office and duly delivered the same to the Secretary of the Corporation.

We inspected the list of shareholders of CCB Financial
Corporation and certify that the number of shares issued, outstanding and entitled to vote at such meeting was 9,516,379.

We also certify that there were at least 6,102,809 shares of CCB
Financial Corporation stock represented as follows:

       Description               Number of Shares  Percentage
  Outstanding and entitled to vote  9,516,379         100.00%

  Voting in Person and by Proxy     6,102,809          64.13%

Report on Election

We received and tallied votes cast in person and by proxy "For", "Against" and "Abstained" regarding the Board of Directors
Proposal No. 1 and we certified the results as follows:

Shares Voting on Proposal No. 1

       Description               Number of Shares    Percentage
  Outstanding and entitled to vote  9,516,379       100.00%

       Option
       "For"                        5,975,761        62.79%
       "Against"                       56,659          .60%
       "Abstain"                       70,389          .74%
       Non Voted Shares             3,413,570        35.87%

  Total Shares Accounted For        9,516,379       100.00%
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Inspectors of Election Report
Annual Shareholders' Meeting
4/5/94

Shares Voting on Proposal No. 2

Director    "For"    Percentage  "Withheld"  Percentage

Beall      6,052,350    63.59%    50,459       .53%
Brame      6,051,339    63.58%    51,471       .54%
Burnett    6,050,831    63.58%    51,979       .54%
Burns      6,052,509    63.60%    50,301       .52%
Clark      6,054,647    63.62%    48,162       .50%
Dey        6,055,058    63.62%    47,750       .50%
Fox        6,036,984    63.43%    65,825       .69%
Haigler    6,055,156    63.62%    47,654       .50%
Herbert    6,055,080    63.62%    47,730       .50%
Holmes     6,054,414    63.62%    48,396       .50%
Kenan      6,055,373    63.63%    47,436       .49%
McDonald   6,053,285    63.60%    49,524       .52%
McKay      6,052,861    63.60%    49,948       .52%
Munson     6,040,386    63.47%    62,424       .65%
Roessler   6,055,373    63.63%    47,437       .49%
Stedman    6,055,210    63.62%    47,600       .50%
Tate       6,052,710    63.60%    50,100       .52%
Wynn       6,044,540    63.51%    58,270       .61%

Shares Voting on Proposal No. 3

       Description             Number of Shares    Percentage
  Outstanding and entitled to vote  9,516,379       100.00%

       Option
       "For"                        4,128,632        43.38%
       "Against"                      500,284         5.26%
       "Abstain"                      660,980         6.95%
       Non Voted Shares             4,226,483        44.41%

  Total Shares Accounted For        9,516,379       100.00%

Shares Voting on Proposal No.4

       Description             Number of Shares    Percentage
  Outstanding and entitled to vote  9,516,379       100.00%

       Option
       "For"                        5,826,776        61.23%
       "Against"                      179,177         1.88%
       "Abstain"                       96,856         1.02%
       Non Voted Shares             3,413,570        35.87%

  Total Shares Accounted For        9,516,379       100.00%
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Inspectors of Election Report
Annual Shareholders' Meeting
4/5/94

Shares Voting on Proposal No.5

       Description              Number of Shares    Percentage
  Outstanding and entitled to vote  9,516,379       100.00%

       Option
       "For"                        6,067,150        63.75%
       "Against"                        4,054          .04%
       "Abstain"                       31,605          .33%
       Non Voted Shares             3,413,570        35.88%

  Total Shares Accounted For        9,516,379       100.00%

Witness our signature this 5th day of April, 1994.


/s/  James E. Shaw
James E. Shaw

/s/  S. Benton Stone
S. Benton Stone

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